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                                                                   Exhibit 16



                              ARTHUR ANDERSEN
                                180 Strand
                               London WC2R 1BL



7 January 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA


STRICTLY PRIVATE AND CONFIDENTIAL

Dear Sir/Madam

We have read the paragraph (a)(1) of Item 4 included in the Form 8-K dated December 31, 2001 of HTTP Technology, Inc. with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours
/s/ Arthur Andersen
ARTHUR ANDERSEN



cc   Mr. S Allesch-Taylor, HTTP Technology, Inc.